UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2012

Gladstone Capital Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 16, 2012, Gladstone Capital Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 18,820,475 shares of the Company’s common stock and 1,522,582 shares of preferred stock. The following matters were submitted to the stockholders for consideration:

1.	To elect three directors, as outlined below:

(a)	Two directors to be elected by the holders of common stock and preferred stock, voting together as a single class, such directors to serve until the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified; and

(b)	One director to be elected by the holders of the preferred stock, voting as a single class, such director to serve until the 2015 Annual Meeting of Stockholders, or until his successor is elected and qualified;

2.	To approve a proposal to authorize the Company to issue and sell shares of the Company’s common stock at a price below its then current net asset value per share subject to certain limitations;

3.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted upon indicate that: Terry Lee Brubaker, David A.R. Dullum and John Reilly were elected to serve as directors until the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified; and proposals 2 and 3 were also approved by the Company’s stockholders. The full voting results are as follows:

1(a.) Election of two director nominees to hold office until the 2015 Annual Meeting of Stockholders:

Such matter was voted upon by the stockholders holding common stock and preferred stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Vote
Terry Lee Brubaker	13,720,980	615,493	302,343	5,704,241
David A.R. Dullum	13,544,302	774,787	319,727	5,704,241

Continuing directors whose terms did not expire at the Annual Meeting were as follows: Paul W. Adelgren, John H. Outland and David Gladstone (each serving until the 2013 Annual Meeting of Stockholders), and Michela English, Anthony W. Parker and George Stelljes III (each serving until the 2014 Annual Meeting of Stockholders).

1(b). Election of director nominee to hold office until the 2015 Annual Meeting of Stockholders:

Such matter was voted upon solely by the stockholders holding preferred stock.

	For	Against	Abstain	Broker Non-Vote
John Reilly	778,511	11,228	32,750	700,093

2. Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of the Company’s common stock (during the next 12 months) at a price below its then current net asset value per share, subject to certain limitations (including that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale):

Such matter was voted upon by the stockholders holding common stock and preferred stock, voting together as a single class. As required by the Investment Company Act of 1940, as amended, this proposal was also approved by a majority of the Company’s non-affiliated stockholders.

For	Against	Abstain	Broker Non-Vote
12,070,844	2,181,237	386,735	5,704,241

3. Ratification of the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012:

Such matter was voted upon by the stockholders holding common stock and preferred stock, voting together as a single class.

For	Against	Abstain
19,604,376	369,051	369,630

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)

By: /s/ David Watson
February 21, 2012	(David Watson, Chief Financial Officer)